                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                          The New Iberia Bancorp, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Louisiana                                                72-0969631
---------------------------------                            -------------------
(State or other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

              800 South Lewis Street, New Iberia, Louisiana 70560
              ---------------------------------------------------
              (Address of Principal Executive Office)  (Zip Code)

                          The New Iberia Bancorp, Inc.
                         Nonstatutory Stock Option Plan
                         ------------------------------
                            (Full Title of the Plan)

              Ernest Freyou, President and Chief Executive Officer
                          The New Iberia Bancorp, Inc.
              800 South Lewis Street, New Iberia, Louisiana 70560
              ----------------------------------------------------
                    (Name and Address of Agent for Service)

                                 (318) 365-6761
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                  Gordon, Arata, McCollam & Duplantis, L.L.P.
        201 St. Charles Avenue, 40th Floor, New Orleans, Louisiana 70170
                            Attn:  Cathy E. Chessin
                            Telephone (504) 582-1111

                      CALCULATION OF THE REGISTRATION FEE

                                                   Proposed             Proposed
Title of                                           Maximum              Maximum
Securities                                         Offering             Aggregate
to be                  Amount to be                Price Per            Offering           Amount of
Registered             Registered(1)(2)            Share(2)             Price(2)           Registration
----------             ----------------            --------             --------           ------------
Common Stock                150,000                $11.98               $1,797,000            $545
(no par value)

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under The New Iberia Bancorp, Inc. Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) These shares of Common Stock represent the shares of Common Stock with respect to which options have been granted under The New Iberia Bancorp, Inc. Nonstatutory Stock Option Plan (the initial issuance of options for 100,000 shares was adjusted by a three-for-two stock split effected as a 50% stock dividend payable on September 24, 1996). The exercise price in each case is $11.98 per share (initially $17.97, adjusted to take into account the stock dividend).

PART II.         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Commission are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

          (c) The Registrant's Current Reports on Form 8-K dated January 25, 1996 (and filed with the Commission on January 26, 1996) and July 19, 1996 (and filed with the Commission on July 22, 1996).

          (d) The description of the Common Stock included in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 1, 1984 as amended by the description of the Common Stock included in the Registrant's amendment to its Registration Statement or Form 8-A/A1 filed with the Commission on July 19, 1995.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

                 Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

                 Not Applicable.





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Item 6.   Indemnification of Directors and Officers.

          Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation and he acted in good in faith and in a manner he reasonably believes to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. The corporation has the power to obtain and maintain insurance, or to create a form of self insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

          The Registrant's Articles require the Registrant to indemnify the officers and directors of the Registrant to the fullest extent permitted and/or required by law. In addition, the Bylaws of the Registrant require the Registrant to indemnify any person who was or is a party or threatened to be made a party to an action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or of another company at the request of the Registrant) against liabilities and expenses incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant (and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful). There are certain additional limitations in the case of actions by or in the right of the Registrant. Indemnification is mandatory to the extent such person is successful on the merits or otherwise in defense of such an action.

          Also pursuant to the provisions of the Louisiana Business Corporation Law, the Registrant has adopted provisions in its Articles of Incorporation that eliminate personal liability of its officers and directors to the Registrant or its shareholders for monetary damages incurred as a result of the breach of their duty of care.

          The Registrant maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.





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
          The foregoing description of certain provisions of the Company's First Restated Articles of Incorporation and Amended and Restated Bylaws is qualified in its entirety by reference to those documents, filed as exhibits to documents as described in Item 8 hereof.

Item 7.   Exemption from Registration Claimed.

                 Not Applicable.

Item 8.   Exhibits

Exhibit No.                           Description

   4.1 First Restated Articles of Incorporation of The New Iberia Bancorp, Inc. (incorporated by reference to Exhibit 3.(i) to the Registrant's Registration Statement on Form 8-A/A1 filed with the Commission on July 19, 1995).

   4.2          Amended and Restated Bylaws of The New Iberia Bancorp, Inc.
                dated July 10, 1995, as amended on August 12, 1996.

   5 Opinion of Gordon, Arata, McCollam & Duplantis, L.L.P. with respect to the original issuance of securities being registered.

   23.1         Consent of Arthur Andersen, LLP.

   23.2         Consent of Gordon, Arata, McCollam & Duplantis, L.L.P.
                (included in Exhibit 5).

   24 Power of Attorney to file future amendments (included in Part II of the Registration Statement).

Item 9.   Undertakings.

          (a)      The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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
                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Iberia, State of Louisiana, on October 14, 1996.


                                        THE NEW IBERIA BANCORP, INC.


                                        By: /s/ Ernest Freyou
                                            -----------------------------------
                                            Ernest Freyou
                                            Chief Executive Officer
                                            and President





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
                               Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernest Freyou his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ ERNEST FREYOU                           Date:  October 14, 1996
---------------------------------------
Ernest Freyou
Chief Executive Officer and President

/s/ JAMES W. SCHWING, SR.                   Date:  October 14, 1996
---------------------------------------
James W. Schwing, Sr.
Chairman of the Board


/s/ LON DUPRE                               Date:  October 14, 1996
---------------------------------------
Lon Dupre
Chief Financial Officer (Principal
Financial and Accounting Officer)


/s/ GERALD H. HALPHEN, M.D.                 Date:  October 14, 1996
---------------------------------------
Gerald H. Halphen, M.D.
Director

/s/ FRANK C. MINVIELLE                      Date:  October 14, 1996
---------------------------------------
Frank C. Minvielle
Director

/s/ JULES A. SCHWING                        Date:  October 14, 1996
---------------------------------------
Jules A. Schwing
Director





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/s/ JERRY E. SHEA, SR.                      Date:  October 14, 1996
---------------------------------------
Jerry E. Shea, Sr.
Director

/s/ EDWARD P. TERRELL, III                  Date:  October 14, 1996
---------------------------------------
Edward P. Terrell, III
Director

/s/ EUGENE A. PATOUT, SR.                   Date:  October 14, 1996
---------------------------------------
Eugene A. Patout, Sr.
Director

/s/ CHARLES C. LEMAIRE                      Date:  October 14, 1996
---------------------------------------
Charles C. LeMaire
Director

                                            Date:  October   , 1996
---------------------------------------                    --
Edmond A. Lamperez, M.D.
Director

/s/ JAMES L. GRAY                           Date:  October 14, 1996
---------------------------------------
James L. Gray
Director

/s/ WILLIAM D. QUINLAN                      Date:  October 14, 1996
---------------------------------------
William D. Quinlan
Director





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
                          Index to Exhibits Filed with
                        Form S-8 Registration Statement



Exhibit No.                        Description                          Page No.
-----------                        -----------                          --------

   4           Amended and Restated Bylaws of The New Iberia               9
               Bancorp, Inc. dated July 10, 1995, as amended on August 12, 1996.

   5           Opinion of Gordon, Arata, McCollam & Duplantis,             22
               L.L.P. with respect to the original issuance of securities being registered.

   23.1        Consent of Arthur Andersen, LLP.                            25

   23.2        Consent of Gordon, Arata, McCollam & Duplantis,             23
               L.L.P. (included in Exhibit 5).

   24          Power of Attorney to file future amendments
               (included in Part II of the Registration Statement).        6





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